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EXHIBIT 31.02

CERTIFICATION

I, David C. Clark, certify that:

  1.
  I have reviewed this Amendment No. 1 to the annual report on Form 10-K/A of Allos Therapeutics, Inc.; and

  2.
  Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report.

Date: April 30, 2009	/s/ DAVID C. CLARK David C. Clark Vice President, Finance and Treasurer (Principal Financial and Accounting Officer)

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CERTIFICATION